UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

The Parking REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD SUITE 340, LAS VEGAS, NV 89148

(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.
On December 29, 2017, MVP REIT II Operating Partnership, LP (the "Borrower"), the operating partnership through which The Parking REIT, Inc. (the "Company") conducts its business, entered into a Credit Agreement (the "New Credit Agreement") with the lenders party thereto (the "Lenders"), KeyBank National Association, as administrative agent (the "Administrative Agent"), and KeyBanc Capital Markets, as lead arranger.  The New Credit Agreement provides for a $50 million senior secured revolving credit facility (the "Revolving Credit Facility"), which consists of a borrowing base revolving credit facility (the "BB Revolving Credit Facility") and a working capital revolving credit facility (the "WC Revolving Credit Facility").  The New Credit Agreement also provides the Borrower with the option to increase the size of the Revolving Credit Facility and/or establish one or more new pari passu term loan facilities (each, a "Term Loan Facility") up to an aggregate commitment or principal amount of up to $350 million, subject to certain limitations. The BB Revolving Credit Facility and any Term Loan Facility mature on January 3, 2021, with two twelve-month extension options subject to certain conditions set forth in the New Credit Agreement, which, if exercised by the Borrower, would extend the maturity date to January 3, 2023.  The WC Revolving Credit Facility matures on January 4, 2019, unless earlier terminated by the Borrower.

The Revolving Credit Facility also includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swing line borrowings, in each case subject to certain sublimits.

Borrowings under the New Credit Agreement bear interest at a rate equal to the sum of a Margin (as set forth below) plus either a rate based on LIBOR for 1, 2, or 3 months or a base rate determined by reference to the highest of (1) the Administrative Agent's prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the LIBOR rate that would be payable on such day for a LIBOR rate loan with a one-month interest period plus 1.00%.  For the BB Revolving Credit Facility and any Term Loan Facility, the Margin is determined by the consolidated leverage ratio until Borrower achieves a senior unsecured credit rating of BBB-/Baa3 from S&P or Moody's at which time Borrower may elect to use an alternative pricing grid. The Margin for the BB Revolving Credit Facility ranges from 0.75% to 1.50% in the case of base rate loans, and 1.75% to 2.50%, in the case of LIBOR rate loans. The Margin for the Term Loan Facility ranges from 0.70% to 1.45%, in the case of base rate loans, and 1.70% to 2.450%, in the case of LIBOR rate loans. The Margin as of the date of effectiveness of the New Credit Agreement is (1) in respect of BB Revolving Credit Facility, 1.50%, in the case of base rate loans, and 2.50%, in the case of LIBOR rate loans, and (2) in respect of any Term Loan Facility, 1.45%, in the case of base rate loans, and 2.45%, in the case of LIBOR rate loans.  For the WC Revolving Credit Facility, the Margin is 3.00% in the case of base rate loans, and 4.00% in the case of LIBOR rate loans.

The Borrower is also required to pay an unused commitment fee to the Lenders in respect of the unutilized commitments with respect to the Revolving Credit Facility at a rate of either 0.25% or 0.20% per annum, depending on the level of usage. Upon converting to a credit rating pricing based grid, the unused facility fee will no longer apply and the Borrower will be required to pay a facility fee with respect to the Revolving Credit Facility ranging from 0.125% to 0.300% depending on Borrower's credit rating.  Borrower shall also pay customary letter of credit fees.

The Borrower is permitted to voluntarily repay amounts outstanding under the New Credit Facility at any time without premium or penalty. Borrowings under the Revolving Credit Facility may be reborrowed borrowings under any Term Loan Facility may not be reborrowed.  The Borrower is required to make prepayments of the WC Revolving Credit Facility in the amount equal to 100% of net proceeds from asset sales, incurrence of indebtedness, equity issuances, and certain other capital events.

Borrowings and letters of credit under the New Credit Agreement will be used (a) to pay closing costs in connection with the New Credit Agreement, (b) finance or refinance the acquisition of real property, (c) for working capital, capital expenditures and general corporate purposes and (d) to refinance the Borrower's existing $30 million revolving credit facility and $6 million bridge loan facility (collectively, the "Existing Credit Facilities").

The New Credit Agreement contains customary affirmative and negative covenants (which are in some cases subject to certain exceptions), including, but not limited to, restrictions on the ability to incur additional indebtedness, create liens, make certain investments, make certain dividends and related distributions, prepay certain debt, engage in affiliate transactions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions, and dispose of assets or subsidiaries.

The New Credit Agreement also requires the Borrower and the Company to comply with a series of financial covenants, including a (i) maximum total leverage ratio, (ii) minimum fixed charge coverage ratio, (iii) minimum tangible net worth, (iv) maximum secured debt ratio, (v) maximum secured recourse debt ratio, (vi) maximum unhedged variable debt ratio, (vii) maximum dividend payout ratio, (viii) minimum liquidity requirement, (ix) minimum tangible net worth and (x) minimum pool property requirement.

The New Credit Agreement is guaranteed by the Company and certain of its subsidiaries. The New Credit Agreement is collateralized by first priority or equivalent security interests in the capital stock of, or other equity interests in, certain subsidiaries of the Borrower.  Such security interests may be released subject to certain conditions set forth in the New Credit Agreement.

If an event of default occurs, the Administrative Agent will be entitled to take various actions, including the acceleration of amounts due under the New Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement
On December 29, 2017, in connection with entering into the New Credit Agreement described in Item 1.01 above, the Borrower and the Company terminated the Existing Credit Facilities. The Borrower repaid in full all amounts outstanding under the Existing Credit Facilities with the proceeds from the New Credit Agreement. No prepayment fees or early termination penalties were incurred in connection with terminating the Existing Credit Facilities.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On January 5, 2018, the Company issued a press release announcing the closing of the New Credit Agreement. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of December 29, 2017, by and MVP REIT II Operating Partnership, LP, as borrower, the lenders party thereto, KeyBank National Association, as administrative agent, and KeyBanc Capital Markets, as lead arranger.

99.1	Press Release dated January 5, 2018 .

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE PARKING REIT, INC.

By: /s/ Michael Shustek
Michael Shustek
Chief Executive Officer

Dated January 5, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of December 29, 2017, by and MVP REIT II Operating Partnership, LP, as borrower, the lenders party thereto, KeyBank National Association, as administrative agent, and KeyBanc Capital Markets, as lead arranger.

99.1	Press Release dated January 5, 2018 .